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                                                                       EXHIBIT 4
                    [FORM OF CLASS A-1 CALLABLE CERTIFICATE]




                         CLASS A-1 CALLABLE CERTIFICATE

                CABCO SERIES 2002-1 TRUST (AOL TIME WARNER INC.)
                         CLASS A-1 CALLABLE CERTIFICATE

                                   $50,000,000

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC"), CEDE & CO. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ACQUIRING OR ACCEPTING ANY INTEREST IN THIS CERTIFICATE, YOU ACKNOWLEDGE THAT THIS CERTIFICATE IS SUBJECT TO A PURCHASE OPTION GRANTED TO CORPORATE ASSET BACKED CORPORATION, A DELAWARE CORPORATION (THE "DEPOSITOR"), BY UBS WARBURG LLC UNDER THE CLASS A-1 CALL OPTION AGREEMENT, DATED AS OF JUNE 21, 2002 (THE "CALL OPTION AGREEMENT"), AMONG THE DEPOSITOR, AS THE SOLE INITIAL OPTION HOLDER, UBS WARBURG LLC, AS THE INITIAL PURCHASER FROM THE DEPOSITOR, AND SOLE HOLDER AT THE TIME OF SUCH GRANT, OF THE CLASS A-1 CERTIFICATES, AND THE BANK OF NEW YORK, A NEW YORK BANKING CORPORATION, ACTING AS OPTION AGENT FOR THE CLASS A-1 CERTIFICATEHOLDERS WITH RESPECT TO THE CLASS A-1 OPTIONS (THE "OPTION AGENT"), WHICH OBLIGATIONS HAVE BEEN ASSUMED BY EACH SUBSEQUENT HOLDER OF SUCH CLASS A-1 CERTIFICATES; YOU AGREE TO ASSUME THE OBLIGATION OF YOUR TRANSFEROR TO PERFORM SUCH CLASS A-1 OPTION; AND YOU ACKNOWLEDGE THAT YOUR TRANSFEROR HAS BEEN RELEASED FROM ITS OBLIGATION TO PERFORM SUCH CLASS A-1 OPTION. THE CALL OPTION AGREEMENT PERMITS THE HOLDER OF THE RELATED CLASS A-1 OPTION TO PURCHASE THIS CERTIFICATE FROM YOU, WITHOUT YOUR CONSENT, AT THE TIMES AND ON THE CONDITIONS SPECIFIED IN THE CALL OPTION AGREEMENT AT THE CALL PRICE SPECIFIED IN THAT AGREEMENT. THE CLASS A-1 OPTION MAY BE TRANSFERRED


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FROM TIME TO TIME. UPON THE EXERCISE OF THE RELATED CLASS A-1 OPTION IN THE
MANNER SPECIFIED IN THE CALL OPTION AGREEMENT, THE CLASS A-1 CERTIFICATE WILL BE TRANSFERRED TO THE RELEVANT CLASS A-1 OPTION HOLDER BY THE TRUSTEE, AND YOU WILL BE PAID THE CALL PRICE FOR THIS CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE CALL OPTION AGREEMENT, WITHOUT THE REQUIREMENT OF ANY FURTHER ACTION BY YOU, EXCEPT THAT IF THE CLASS A-1 CERTIFICATES ARE HELD IN DEFINITIVE FORM AT SUCH TIME YOU WILL NOT RECEIVE SUCH CALL PRICE UNLESS AND UNTIL YOU SURRENDER THIS CERTIFICATE.

This Certificate does not represent an interest in or obligation of the Depositor, the Trustee or any of their Affiliates, except to the extent described herein.


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CERTIFICATE NUMBER 1                                                 $50,000,000
CUSIP No.: 126794205                       Initial Certificate Principal Balance

                CABCO SERIES 2002-1 TRUST (AOL TIME WARNER INC.)
                         CLASS A-1 CALLABLE CERTIFICATE

                            7.625% PASS-THROUGH RATE

evidencing a beneficial ownership interest in the Trust, as defined below, the assets of which include $50,000,000 aggregate principal amount of the AOL Time Warner Inc. 7.700% Debentures due 2032 (the "Underlying Securities") and all payments received thereon, exclusive of the Retained Interest.

      THIS CERTIFIES THAT CEDE & Co. is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in CABCO Series 2002-1 Trust (AOL Time Warner Inc.) (the "Trust") formed by Corporate Asset Backed Corporation, as depositor (the "Depositor").

      The Trust was created pursuant to a Trust Agreement, dated as of June 21, 2002 (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and The Bank of New York, as trustee (the "Trustee") and option agent (the "Option Agent"). A summary of certain of the pertinent provisions of the Trust Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

      This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The assets of the Trust include the Underlying Securities and all proceeds of the Underlying Securities, but do not include the Retained Interest. Capitalized terms used but not defined herein have the meanings specified in the Trust Agreement.

      Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions and any applicable grace period or cure period), and all other obligations of the Trust (if any), there shall be distributed on the dates specified in the Trust Agreement, to the Person in whose name this Certificate is registered at the close of business on the Record Date specified in the Trust Agreement, such Certificateholder's pro rata portion of the distributions in respect of the Class A-1 Certificates to be distributed to Certificateholders on each such date.

      The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      It is the intent of the Depositor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J for purposes of the Internal Revenue Code of 1986. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a


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Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificate for such tax purposes as interests in a grantor trust, and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

      Distributions on this Certificate shall be made as provided in the Trust Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Trustee at its Corporate Trust Office.

      This Certificate does not represent an obligation of, or an interest in, the Depositor, the Trustee or any Affiliates of either of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Assets, all as more specifically set forth herein and in the Trust Agreement.

      This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined by any Certificateholder upon request during normal business hours at the Corporate Trust Office of the Trustee, located at the office of The Bank of New York, 5 Penn Plaza, New York, New York 10001 and at such other places, if any, designated by the Trustee.

      Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall be construed in accordance with the laws of the State of New York without reference to any conflict of law provision, other than
Section 5-1401 of the General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or be valid for any purpose.


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      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, has caused this
Certificate to be duly executed by its manual signature as of the date set forth below.

                                CABCO SERIES 2002-1 TRUST (AOL TIME WARNER INC.)


                       By:      THE BANK OF NEW YORK,
                                not in its individual capacity but solely as
                                Trustee



                                By: /s/ Melissa Quan-Soon
                                    ------------------------------
                                    Responsible Officer
                                    Name: Melissa Quan-Soon
                                    Title: Assistant Vice-President


Dated: June 21, 2002


         This is one of the Certificates referred to in the within-mentioned Trust Agreement.



                       By:      THE BANK OF NEW YORK,
                                not in its individual capacity but solely as
                                Authenticating Agent



                                By: /s/Melissa Quan-Soon
                                    ------------------------------
                                     Responsible Officer of Trustee
                                     Name: Melissa Quan-Soon
                                     Title: Assistant Vice-President


Dated: June 21, 2002


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      The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Certificateholders.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee at its Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations of the same Class and a like aggregate Certificate Principal Balance will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

      This Certificate is issuable only in registered form in the authorized denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, at the option of a Certificateholder, Certificates are exchangeable for new Certificates of authorized denominations of the same Class and a like aggregate Certificate Principal Balance as requested by the Certificateholder surrendering the same; provided, however, that no Certificate may be subdivided such that the denomination of any resulting Certificate is other than the authorized denominations specified in the Trust Agreement.

      No service charge shall be made for any registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      The Depositor, Trustee, Certificate Registrar and any agent of the Depositor, Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Trustee, Certificate Registrar or any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Trust Agreement shall terminate and the Trust created thereby shall dissolve, wind-up and terminate and be of no further force or effect 30 days after the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Trust Agreement.

      Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.


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                                   Schedule 1

Schedule 1, not repeated here, shall be identical to Exhibits A and B attached to the Trust Agreement


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                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

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(Please print or typewrite name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


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Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

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*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.


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